UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Filing (Date of Report and Earliest Event Reported):     March 16, 2007 (March 13, 2007)

CTS CORPORATION
(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code: (574) 293-7511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 13, 2007, CTS Corporation entered into the First Amendment and Waiver to Credit Agreement (the "Amendment") with its lenders under the Credit Agreement dated June 27, 2006 (the "Agreement"). The Amendment includes a technical correction to the Agreement and waives until June 30, 2007 the requirements under the Agreement that CTS deliver quarterly financial statements, annual financial statements, auditor certifications and compliance certificates with respect to the quarter ending April 1, 2007 and the year ended December 31, 2006. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10(a) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
              Not applicable.

(b)	Pro Forma Financial Information.
              Not applicable.

(c)    Shell Company Transactions.
  Not applicable.

(d)    Exhibits.

The following exhibits are filed with this report:

Exhibit No.  Exhibit Description

10(a)      First Amendment and Waiver to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

/s/ Richard G. Cutter
By:    Richard G. Cutter
Vice President, Secretary
and General Counsel

Date: March 16, 2007